                                                                  EXHIBIT 10.95




                        AMENDMENT NO. 14 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


                 THIS AMENDMENT NO. 14 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Fourteenth Amendment") is entered into as of the _____ day of __________, 1996, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Borrower").

                                R E C I T A L S

                 A. Greyhound Real Estate Finance Company, an Arizona corporation ("GREFCO") and Borrower entered into an Amended and Restated Loan and Security Agreement dated as of May 10, 1989 (the "Restated Loan Agreement") that evidences a loan from GREFCO to Borrower (the "Modified Loan") that is secured by, among other things, Receivables Collateral.

                 B. The Modified Loan and Restated Loan Agreement was amended by an Amendment Number One to Amended and Restated Loan and Security Agreement dated June 14, 1989 (the "First Amendment"), by an Amendment No. 2 to Amended and Restated Loan and Security Agreement dated April 16, 1990 (the "Second Amendment"), by an Amendment No. 3 to Amended and Restated Loan and Security Agreement dated May 31, 1991 (the "Third Amendment"), by an Amendment No. 4 to Amended and Restated Loan and Security Agreement dated January 13, 1992 (the "Fourth Amendment"), by an Amendment No. 5 to Amended and Restated Loan and Security Agreement dated February 23, 1993 (the "Fifth Amendment"); by an Amendment No. 6 to Amended and Restated Loan and Security Agreement dated June 28, 1993 (the "Sixth Amendment"), by an Amendment No. 7 to Amended and Restated Loan and Security Agreement dated January 24, 1994 (the "Seventh Amendment"), by an Amendment No. 8 to Amended and Restated Loan and Security Agreement dated as of April 15, 1994 (the "Eighth Amendment"), by an Amendment No. 9 to Amended and Restated Loan and Security Agreement dated as of August 31, 1994 (the "Ninth Amendment"), by an Amendment No. 10 to Amended and Restated Loan and Security Agreement dated as of January 26, 1995 (the "Tenth Amendment"), by an Amendment No. 11 to Amended and Restated Loan and Security Agreement dated as of September 22, 1995 (the "Eleventh Amendment"), by an Amendment No. 12 to Amended and Restated Loan and Security Agreement dated as of September 29, 1995 (the "Twelfth Amendment"), and by an Amendment No. 13 to Amended and Restated Loan and Security Agreement dated as of December 13, 1995 (the "Thirteenth Amendment"). The Restated Loan Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, and this Fourteenth Amendment and all other documents evidencing or executed in connection with the Loan are referred to hereinafter as the "Loan Documents." The Restated Loan Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, and Thirteenth Amendment, is referred to hereinafter as the "Loan Agreement." The Loan contemplated by the Loan Agreement, as amended by this Fourteenth Amendment, is referred to hereinafter as the "Loan." All capitalized terms used in this Fourteenth Amendment will have the meanings assigned to such terms in the Loan

Agreement unless those terms are otherwise defined herein.

                 C. GREFCO was a wholly-owned subsidiary of Greyhound Financial Corporation ("GFC"). Pursuant to a plan of liquidation, GREFCO was liquidated into GFC. Further, pursuant to such plan of liquidation, GREFCO assigned the Note and all of GREFCO's rights under the Loan Agreement and other Documents to GFC. Effective as of February 1, 1995, GFC changed its name to FINOVA Capital Corporation.

                 D. Borrower has requested and Lender has agreed to fund (pursuant to the terms and conditions of this Fourteenth Amendment), as part of the Loan, an Advance against the Maximum Loan Amount, to refinance a portion of the loan made by Lender with respect to the Headquarters as evidenced by the
2.5 MM Note and for purposes of providing Borrower with funds for the acquisition of and construction of tenant improvements on an existing office building located at 1500 East Tropicana, Las Vegas, Nevada, commonly known as the First Commerce Financial Center (the "FCFC Property").

                 NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Fourteenth Amendment, and for other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, Lender and Borrower agree as follows:

                 1. LOAN AGREEMENT. Provided the conditions precedent described in Paragraph 5 of this Fourteenth Amendment are met to the satisfaction of Lender, which satisfaction will be evidenced by Lender's execution of this Fourteenth Amendment unless otherwise provided herein, the Loan Agreement is hereby further modified as follows:

         1.1 The Loan Agreement is hereby amended by adding to Article I the following definitions:

                          "FCFC Advance": shall have the meaning set forth in Paragraph 2 of the Fourteenth Amendment.

                          "FCFC Facility": shall have the meaning set forth in Paragraph 2 of the Fourteenth Amendment.

                          "FCFC Advance Loan Fee": shall mean the loan fee payable by Borrower to Lender equal to one percent (1%) of the amount of the FCFC Advance, which shall be due and payable on the date the FCFC Advance is funded.

                          "FCFC Deed of Trust": shall have the meaning set forth in Paragraph 4 of the Fourteenth Amendment.

                          "FCFC Property": shall have the meaning set forth in the Recitals of the Fourteenth Amendment. The FCFC Property is legally described in EXHIBIT "A" attached hereto and incorporated herein by this reference.

                          "Fourteenth Amendment": shall mean this Amendment No. 14 to Amended and Restated Loan and Security Agreement.

                          "Office Note": shall mean the Second Amended and Restated Promissory Note [Headquarters and FCFC Property] further described in Paragraph 3 of the Fourteenth Amendment.

                          1.2     The definition of the following terms in
Article I of the Loan Agreement, including, to the extent applicable, the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, and Thirteenth Amendment, are hereby amended and restated in their entirety to read as follows:

                          "Documents":  shall mean the Note, the First
         Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment, the Office Note, the Suites Phase II Note, the Ida Building One Note, the Ida Building Two Note, the Aloha Bay Phase I Note, the Aloha Bay Phase II Note, the Winnick Building Addition Note, the Ida Building Addition Note, the Towers Note, the Guarantee, the Deed of Trust, the Headquarters Deed of Trust, the Ida Building One Deed of Trust, the Ida Building Two Deed of Trust, the Aloha Bay Phase I Mortgage, the Aloha Bay Phase II Mortgage, the Winnick Building Addition Deed of Trust, the Ida Building Addition Deed of Trust, the FCFC Deed of Trust, the Assignments, the Contracts, the Instruments, the Agency Agreement, the Oversight Agreement, this Agreement, and all other documents and instruments executed in connection with the Loan, together with any and all renewals, extensions, amendments, restatements or replacements thereof, whether now or hereafter existing.

                          "2.5 MM Note": shall mean the 2.5 MM Note, as modified and amended pursuant to the Amended and Restated 2.5 MM Note described in the Twelfth Amendment, an as further modified by the Office Note described in Paragraph 3 of the Fourteenth Amendment.

                          "Headquarters Deed of Trust": shall mean the Headquarters Deed of Trust, as modified and amended pursuant to that First Modification of Deed of Trust, Assignment of Rents and Proceeds and Security Agreement [Headquarters] dated as of August 31, 1994 and recorded in Book 941021, Instrument No. 00641, Official Records of Clark County, Nevada, as further modified and amended by that Second Modification to Deed of Trust, Assignment of Rents and Proceeds and Security Agreement [Headquarters] dated as of September 29, 1995 and recorded in Book 950929, Instrument No. 03234, Official Records of Clark County, Nevada, and as further modified and amended pursuant to that Third Modification of Deed of Trust, Assignment of Rents and Proceeds and Security Agreement and Notice of Substitution of Trustee [Headquarters] described in Paragraph 4 of the Fourteenth Amendment.

                 2. FCFC ADVANCE. As an Advance against the Maximum Loan Amount, Lender shall make a loan (the "FCFC Advance") to Borrower in an amount equal to $4,500,000, which, together with the outstanding principal balance of the 2.5 MM Note as of the date of the Fourteenth Amendment, shall equal the FCFC Facility. The FCFC Facility shall in no event exceed $7,000,000. The following terms and conditions shall apply to the FCFC Advance:

         2.1 At such time as all conditions with respect to the FCFC Advance in this Fourteenth Amendment have been satisfied in Lender's discretion, Lender shall disburse the FCFC Advance to Borrower in a single Advance on a date mutually agreeable to the parties hereto. Lender shall have no obligation to disburse any portion of the FCFC Advance after June 7, 1996.

                          2.2     Borrower shall use the proceeds of the FCFC
Advance for the acquisition of and construction of tenant and other building improvements in the FCFC Property.

                          2.3     Borrower has paid to Lender a deposit of
$5,000 to be credited against the FCFC Advance Loan Fee. Borrower shall pay to Lender the remainder of the FCFC Advance Loan Fee simultaneously with the FCFC Advance.

                          2.4     The FCFC Advance shall not be included in the
Mortgage Loan Facility or be deemed to be an Advance under the Mortgage Loan Facility

                 3.       OFFICE NOTE.

                          3.1     The outstanding principal balance of the 2.5
MM Note as of the date of the Fourteenth Amendment, together with the FCFC Advance shall be evidenced by the Office Note, which shall replace the 2.5 MM Note, shall be in the form attached hereto as EXHIBIT "B", and shall be executed and delivered to Lender simultaneously with the execution of this Fourteenth Amendment. Lender and Borrower hereby agree that, notwithstanding any provision to the contrary in the Loan Agreement, the terms and conditions of the Office Note and this Paragraph 3 shall apply with respect to repayment of the Office Note. To the extent that Borrower's indebtedness to Lender arising from the Office Note is evidenced by both the Note (as distinguished from the Office Note) and the Office Note, receipts by Lender in payment or satisfaction of such indebtedness shall be credited against sums due under both the Note and the Office Note and/or any judgment entered thereon. Within thirty (30) days after the FCFC Advance is made, Lender shall return the original Amended and Restated Promissory Note dated as of September 29, 1995 to Borrower, marked "Superceded by Promissory Note dated as of June 5, 1996."

                          3.2     Notwithstanding the provisions of Paragraph
7.3.1 of the Loan Agreement, Borrower shall have no right to prepay the Office Note, other than as provided in the Office Note.

                          3.3     Notwithstanding anything herein to the
contrary, if not sooner paid, the entire outstanding balance of the Office Note, together with all accrued and unpaid interest and all other sums due and owing therein, shall be due and payable in full on the seventh (7th) anniversary of the date of the FCFC Advance.

                          3.4     Wherever the terms "2.5 MM Note" and "Amended
and Restated 2.5 MM Note" are used in the Documents, such terms shall hereinafter be deemed to refer to the Office Note.

                 4. SECURITY. As provided in Paragraphs 3.1(a) and (b) of the Loan Agreement, the payment and Performance of the Office Note shall be and shall continue to be secured by the Security Interests granted to Lender pursuant to the Loan Agreement, as amended by this Fourteenth Amendment. Furthermore, pursuant to a separate Deed of Trust, Assignment of Rents and Proceeds and Security Agreement with respect to the FCFC Property, in a form acceptable to Lender (referred to herein as the "FCFC Deed of Trust"), the payment and Performance of the Office Note and all other obligations owed to Lender under the Documents shall be secured by a first priority lien on and security interest in the FCFC Property; all buildings and other improvements now or hereafter erected thereon; all fixtures, equipment and other personal property now or hereafter located on or attached or affixed in any manner to the FCFC Property; all leases, income, rents, royalties, revenues, issues, profits or proceeds from the FCFC Property; and other items of collateral in connection therewith, all as more fully set forth in the FCFC Deed of Trust. As additional security, the Headquarters Deed of Trust, as further modified by the Third Modification of Deed of Trust, Assignment of Rents and Proceeds and Security Agreement and Notice of Substitution of Trustee [Headquarters] to be executed and delivered by Borrower at Closing, shall secure repayment of the Office Note and all other Obligations of Borrower to Lender under the Documents.

                 5. CONDITIONS PRECEDENT. Lender's obligation to make the FCFC Advance is subject to the following conditions precedent, all of which must be satisfied at or prior to the funding of the FCFC Advance.

          5.1 Borrower shall have delivered to Lender the following executed documents, all in form satisfactory to Lender:


                          (a) The Office Note, in the form attached hereto as EXHIBIT "B";

                          (b)     An Environmental Certificate with
         Representations, Covenants and Warranties, with respect to the FCFC Property, in form acceptable to Lender;

                          (c) The FCFC Deed of Trust, in form acceptable to Lender;

                          (d) The Third Modification of Deed of Trust [Headquarters], in form acceptable to Lender;

                          (e) An opinion from Borrower's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require;

                          (f)     This Fourteenth Amendment;

                          (g) From the Guarantor of the Loan, a "Consent of Guarantor," in a form acceptable to Lender;

                          (h)     A corporate resolution of Borrower;

                          (i)     A corporate resolution of Guarantor;

                          (j) UCC Financing Statements for filing and/or recording with respect to the FCFC Property;

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                          (k)     From each tenant of the FCFC Property, an
         estoppel agreement, which estoppel agreement shall be in the form attached hereto as EXHIBIT "C" with respect to all tenants except tenants on month-to-month leases, and in the form of EXHIBIT "D" with respect to all month-to-month tenants;

                          (l) From all tenants of the FCFC Property who are not occupying their premises under month-to-month leases, subordination, nondisturbance and attornment agreements in recordable forms acceptable to Lender;

                          (m) Such other documents or instruments required by Lender to fully perfect the liens and security interests of Lender described or contemplated herein;

                          (n)     Such other items as Lender may require.

                          5.2     Borrower shall deliver to Lender, at
Borrower's cost, a report, satisfactory to Lender, of a third-party engineer or architect acceptable to Lender setting forth the results of such engineer's or architect's inspection of all of the building improvements located on the FCFC Property. In addition, Lender shall have inspected the FCFC Property and shall be satisfied as to the condition thereof. The foregoing condition shall be deemed to have been satisfied upon Lender's funding of the FCFC Advance.

                          5.3     Borrower shall have delivered to Lender a
current (dated not more than six (6) months prior to the funding of the FCFC Advance) Phase I Environmental Assessment for the FCFC Property performed by an environmental consultant acceptable to Lender, indicating that the FCFC Property does not contain and is not affected by existing or potential environmental contamination. If Lender is not satisfied with the results of the Phase I Environmental Assessment or if Lender becomes aware of any environmental issues impacting the FCFC Property, Lender shall have the right to require a site audit and regulatory compliance evaluation of the FCFC Property, which shall be prepared by an environmental engineer acceptable to Lender and retained at the cost of Borrower, and Lender's obligations hereunder shall be subject to Lender's approval of such audit and evaluation.

                          5.4     Borrower shall have delivered to Lender a
current ALTA survey of the FCFC Property, certified to Lender by a licensed engineer or surveyor acceptable to Lender, showing, inter alia, the dimensions of the FCFC Property, access thereto, streets and street lines, easements, location of all improvements and all other physical details thereof. In addition, Borrower shall have delivered to Lender a current title report with respect to the FCFC Property from a title insurance company acceptable to Lender and Lender shall have approved the condition of title thereto as shown therein.

                          5.5     Borrower shall have obtained and delivered to
Lender, at Borrower's expense, an ALTA extended coverage mortgagee's title insurance policy issued in favor of Lender by a title insurance company acceptable to Lender, with such additional endorsements as Lender may require, in the amount of the Office Note, insuring that the FCFC Deed of Trust and Headquarters Deed of Trust are first and prior liens on the FCFC Property and Headquarters, respectively, subject only to such title exceptions as may be approved by Lender.

                          5.6     Borrower shall have delivered to Lender
evidence satisfactory to Lender that the FCFC Property is not located within a special flood hazard area or evidence satisfactory to Lender that the FCFC Property is insured, upon such terms and in such amounts as shall be satisfactory to Lender, against risks of physical damage caused by flooding.

                          5.7     Borrower shall have obtained such public
liability, casualty and other insurance policies covering the FCFC Property as Lender may require, written by insurers in amounts and forms satisfactory to Lender.

                          5.8     Unless waived by Lender in writing, Lender
shall have reviewed and approved credit references of Borrower and Guarantor. The foregoing condition shall be deemed to have been waived by Lender upon Lender's funding of the FCFC Advance.

                          5.9     There shall have occurred no material adverse
change in any real property or in the business or financial condition of the Borrower and Guarantor since the date of the last financial statement submitted to Lender.

                          5.10    Unless waived in writing by Lender, Lender
shall have reviewed and approved a current UCC, tax lien, judgment and litigation search on Borrower and Guarantor.

                          5.11    Borrower shall have paid, or shall have
assumed the obligation or otherwise provided for the payment of all closing costs, title company charges, recording fees and taxes, appraisal fees and expenses, survey fees, travel expenses, architect/engineer inspection fees and expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation, closing and disbursement of the FCFC Advance pursuant to this Fourteenth Amendment.

                          5.12    Borrower shall have paid the FCFC Advance
Loan Fee in the amount required to be paid with respect to the FCFC Advance made by Lender pursuant hereto.

                          5.13    Borrower shall have provided Lender with an
appraisal of the FCFC Property made by an appraiser certified in the State of Nevada and acceptable to Lender, which appraisal shall (a) have been made within six (6) months prior to the funding of the FCFC Advance, (b) indicate that the FCFC Property has an "as is" market value of not less than $4,400,000, and (c) otherwise be acceptable to Lender.

                          5.14    Lender shall be satisfied, in its sole
discretion, with any and all easement agreements, parking agreements, and common area or common wall agreements by and among Borrower and the owners of real property adjoining the FCFC Property.

                          5.15    Borrower or Borrower's counsel shall have
provided to Lender, for Lender's review, all of the following:

                          (a) A written summary of all pending litigation in which either Borrower or Guarantor is named as defendant.

                          (b) Certified copies of the complaint, answer and all other substantive pleadings filed in any lawsuit brought against Borrower or Guarantor by or on behalf of any shareholder of Guarantor.

                          (c) Copies of any and all insurance policies which may provide coverage against or with respect to the claims made in the lawsuits described in subsection 5.15(b) above.

                          (d) Copies of any and all management letters written to Guarantor by its accountants Deloitte & Touche L.L.P. with respect to Guarantor's 1994 and 1995 fiscal years.

                          5.16    Lender shall be satisfied that Borrower is in
compliance with all terms, covenants and conditions of the Loan Agreement and that there exists no Event of Default or event that with the passage of time or the giving of notice or both would constitute an Event of Default under the Loan Agreement.

                          5.17    Lender shall be satisfied with the current
status of those lending agreements between Borrower and Heller Financial Corp. and between Borrower and Textron Financial Corporation, as verbally confirmed by such lenders to Lender.

                 6. ADDITIONAL CONDITIONS AND COVENANTS. As further consideration for Lender's execution of this Fourteenth Amendment and the FCFC Advance, and in addition to all other covenants and conditions of Borrower which are set forth in the Loan Agreement, as modified by the Fourteenth Amendment, Borrower hereby covenants and agrees as follows:

                          6.1     Not later than one (1) year following the
funding of the FCFC Advance, Borrower shall deliver to Lender evidence satisfactory to Lender that Borrower has expended at least $400,000 for tenant improvements and other building improvements on the FCFC Property, which improvements shall include, without limitation, those repairs and improvements described in EXHIBIT "E" attached hereto and incorporated herein by this reference (the "Improvements"). The amount expended by Borrower in connection with the Improvements may include "soft" costs and reasonable and customary salaries paid to employees of Borrower performing repair and construction activities with respect to the FCFC Property.

                          6.2     Borrower shall cause the payment of any
management fees due to an affiliate of Borrower as fees for the management of the FCFC Property, if any, to be subordinated to all of Borrower's indebtedness to Lender. For the purposes hereof, a person or entity shall be deemed an affiliate of Borrower if it is a shareholder, officer, director or employee of Borrower or a relative of any of the foregoing, or any other person or entity related to or affiliated with Borrower, including, without limitation, the Guarantor and any affiliates of the Guarantor.

                          6.3     Borrower shall furnish to Lender, not later
than sixty (60) days subsequent to the end of each fiscal quarter of Borrower, a rent roll and summary of all leasing activities with respect to the FCFC Property, certified to be correct by Borrower and Borrower's property manager for the FCFC Property, if any.

                          6.4     Borrower shall deliver to Lender, for
Lender's review and approval, prior to the effective date thereof, all leases entered into following the date hereof with respect to the lease of premises in the FCFC Property in excess of 2,500 square feet and with terms longer than month-to-month. In the event that Lender fails to approve or reject such a lease within ten (10) business days following receipt of both a draft of such lease together with financial statements of the prospective tenant, such lease shall be deemed approved. Within sixty (60) days following the execution of a lease with respect to any portion of the FCFC Property, whether or not Lender's approval to such lease is required, Borrower shall provide Lender with an estoppel and attornment agreement executed by the new tenant in favor of Lender, in form and content similar to the form attached hereto as EXHIBIT "C" with respect to those tenants who are not leasing space under month-to-month leases, and in the form of EXHIBIT "D" attached hereto with respect to those tenants leasing space under month-to-month leases.

                          6.5     On or before July 31, 1996, Borrower shall
enter into a further amendment of the Loan Agreement, pursuant to which the Maximum Loan Amount shall be increased to $57,000,000. Borrower shall execute such further documents, including amendments to all deeds of trust and mortgages executed by Borrower in favor of Lender, and satisfy such additional conditions thereto as required by Lender at such time.

Any failure by Borrower to satisfy the above covenants and conditions within the time period specified, if any, shall constitute an Event of Default under the Loan Agreement.

                 7. COMMISSIONS. Lender shall not be obligated to pay any loan commission and/or brokerage fee in connection with the Advances of the Loan made pursuant to this Fourteenth Amendment. Borrower shall pay any and all such commissions and fees, if any, and hereby agrees to indemnify, defend and hold harmless Lender from any claim for any such commissions or fees. Lender represents and warrants to Borrower that Lender has no knowledge of broker involvement in the transactions contemplated by this Fourteenth Amendment.

                 8. INDEBTEDNESS ACKNOWLEDGED. Borrower acknowledges that the indebtedness evidenced by the Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Borrower under the Loan Agreement or any of the other Documents, with or without notice or lapse of time.

                 9. VALIDITY OF DOCUMENTS. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender or GREFCO.

                 10. REAFFIRMATION OF WARRANTIES. Except to the extent, if any, that the information in Exhibit 8.3(a) to the Loan Agreement has been supplemented by EXHIBIT "F" attached hereto, or waived by Lender in writing, Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Documents with the same force and effect as if each were separately stated herein and made as of the date hereof.

                 11. RATIFICATION OF TERMS AND CONDITIONS. All terms, conditions and provisions of the Loan Agreement, including the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, and of each of the other Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Fourteenth Amendment and any of the other Documents, the provisions of this Fourteenth Amendment shall control.

                 12. OTHER WRITINGS. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Fourteenth Amendment.

                 13. EFFECTIVENESS OF AMENDMENT. This Fourteenth Amendment shall not be effective until the same is executed and accepted by Lender in the State of Arizona.

                 IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written.

PREFERRED EQUITIES CORPORATION,        FINOVA CAPITAL CORPORATION,
a Nevada corporation                   a Delaware corporation



By:__________________________          By:_____________________________________
   Donald R. Middleton,                Title:__________________________________
   Vice President

STATE OF ARIZONA          )
                          )   ss
COUNTY OF MARICOPA        )

                 BEFORE ME, the undersigned authority, a Notary Public in and for the County and State aforesaid, on this day personally appeared DONALD R. MIDDLETON, known to me to be the Vice President of PREFERRED EQUITIES CORPORATION, a Nevada corporation, who acknowledged to me that the same was the free act and deed of such corporation and that he, being authorized by proper authority to do so, executed the same on behalf of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of ______________, 1996.

                                         ______________________________________
                                         Notary Public
My commission expires:

____________________


STATE OF ARIZONA          )
                          )   ss
COUNTY OF MARICOPA        )

                 BEFORE ME, the undersigned authority, a Notary Public in and for the County and State aforesaid, on this day personally appeared _____________________________________________________________, known to me to be the _____________________________ of FINOVA CAPITAL CORPORATION, a Delaware corporation, who acknowledged to me that the same was the free act and deed of such corporation and that s/he, being authorized by proper authority to do so, executed the same on behalf of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of ______________, 1996.

                                        _______________________________________
                                        Notary Public
My commission expires:

____________________





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                          SECOND AMENDED AND RESTATED
                                PROMISSORY NOTE
                        [HEADQUARTERS AND FCFC PROPERTY]


U.S. $6,773,778.74                                            As of June 5, 1996
                                                                Phoenix, Arizona


                 FOR VALUE RECEIVED, the undersigned PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Maker"), promises to pay to FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), or order, at such place as the holder of this Second Amended and Restated Promissory Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of SIX MILLION SEVEN HUNDRED SEVENTY-THREE THOUSAND SEVEN HUNDRED SEVENTY-EIGHT AND 74/100 UNITED STATES DOLLARS (U.S. $6,773,778.74), or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below.

                 Interest due under this Second Amended and Restated Promissory Note (the "Note") shall (a) accrue daily on the basis of the actual number of days in the computation period and (b) be calculated on the basis of a year consisting of 360 days. Interest shall accrue initially at an annual interest rate ("Initial Interest Rate") equal to Prime (as hereinafter defined) in effect on the first business day of the month of this Note ("Initial Prime") plus 2-1/4% per annum, subject to adjustment on each Interest Rate Change Date (as hereinafter defined), but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined). The interest rate shall change on each Interest Rate Change Date by adding to or subtracting from the Initial Interest Rate, as the case may be, the change, if any, between Initial Prime and Prime in effect on the applicable Interest Rate Change Date. As used in this Note, the following capitalized terms have the meaning set forth opposite them below:

                 "Prime" shall mean the rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the corporate base rate of interest charged by Citibank to its most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of less than such announced Prime rate; and

                 "Interest Rate Change Date" means (a) the first business day of Citibank, N.A., in New York, New York, during the calendar month following the date of this Note and (b) the first business day of Citibank, N.A., during each successive month thereafter.

                 This Note shall be repaid in immediately available funds in eighty-four (84) monthly installments of principal and interest calculated in the manner set forth below. The first monthly installment shall be due and payable on July 1, 1996 and subsequent monthly installments shall be due and payable on the first business day of each and every month thereafter. The first eighty-three (83) installments shall be in an amount equal to interest (in arrears) and a monthly principal payment which shall equal the principal payment obtained when the beginning principal balance of this Note is amortized over an eighty-four (84) month principal amortization schedule using the Initial Interest Rate. Any remaining principal and all other sums due and owing pursuant hereto plus accrued and unpaid interest shall be due and payable on July 1, 2003 (the "Maturity Date").

                 Payments of principal and/or interest shall, at the option of Holder, earn interest after they are due at a rate ("Overdue Rate") equal to
(a) 2% per annum above the rate otherwise payable hereunder or (b) the maximum contract rate permitted under the Applicable Usury Law, whichever of (a) or (b) is lesser. Furthermore, in the event of the occurrence of an Event of Default (as the term "Event of Default" is defined in the Loan Agreement) the unpaid principal balance of this Note shall, at the option of Holder, accrue interest at the Overdue Rate.

                 This Note is executed pursuant to that certain Amendment No. 14 to Amended and Restated Loan and Security Agreement of even date herewith between Maker and Lender (such Amended and Restated Loan and Security Agreement, as amended, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, the applicable provisions of which are incorporated herein by reference.

                 All payments made under this Note shall be applied first against amounts due hereunder or under the Loan Agreement, other than principal and interest; second, against interest then due under this Note; and third, against the principal of this Note.

                 In the event any installment of principal and/or interest required to be made in connection with the indebtedness evidenced hereby is not paid when due and, except in the case of the final installment, for which no grace period is allowed, such default continues for five days after notice thereof to Maker or an Event of Default occurs, Holder may, at its option, without notice or demand, declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid interest thereon, and all other charges owing in connection with the loan evidenced hereby.

                 The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note; (ii) Overdue Rate, calculated and applied to the amounts due under this Note in accordance with the provisions hereof; (iii) Headquarters Readvance Loan Fee and FCFC Advance Loan Fee; and
(iv) all Additional Sums (as hereinafter defined), if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above referenced elements.

                 All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Maker (collectively, the "Additional Sums"), whether pursuant to this Note, the Loan Agreement, the other Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

     This Note is prepayable in whole but not in part at any time subject to the





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following conditions:

                          (a) Not less than thirty (30) days prior to the date on which Maker desires to make such prepayment, Maker shall deliver to Holder written notice of Maker's intention to prepay, which notice shall be irrevocable and shall state the prepayment date; and

                          (b) Maker pays to Holder, concurrently with such prepayment (i) a prepayment premium (the "Prepayment Premium") equal to (A) three percent (3%) of the amount prepaid if such prepayment is made on or before June 30, 1996, (B) two percent (2%) of the amount prepaid if such prepayment is made after June 30, 1996 and on or before June 30, 1997 and (C) one percent (1%) of the amount prepaid if such prepayment is made after June 30, 1997 and on or before June 30, 1998 and (ii) accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid (it being agreed and understood that no Prepayment Premium shall be payable if this Note is prepaid at any time after June 30, 1998). The foregoing notwithstanding, in the event a prepayment of this Note occurs as a result of an acceleration by Holder of the balance due pursuant to its right to declare an acceleration hereof under the terms of the Loan Agreement, the Prepayment Premium shall equal five percent (5%) of the principal being prepaid, notwithstanding the date upon which such acceleration occurs.

                 In the event that Holder institutes legal proceedings to enforce this Note and Holder is the prevailing party in such proceedings, Maker agrees to pay Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including, without limitation, attorneys' fees.

                 Holder shall not by any act or omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive and such remedies may be exercised concurrently or consecutively at Holder's option.

                 Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives: presentment for payment, protest and demand; notice of protest, demand, dishonor and nonpayment of this Note; and trial by jury in any litigation arising out of, relating to or connected with this Note or any instrument given as security herefor. Every such person or entity further consents that Holder may renew or extend the time of payment of any part or the whole of the indebtedness at any time and from time to time at the request of any other person or entity liable therefor. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced hereby.

                 This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

                 Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

                 This Note and all of the provisions, conditions, promises and covenants hereof





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shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Agreement. If more than one person or other entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

                 This Note has been executed and delivered in Phoenix, Arizona, and the obligations of Maker hereunder shall be performed in Phoenix, Arizona. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA AND, TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES. Maker (a) hereby irrevocably submits itself to the process, jurisdiction and venue of the courts of the State of Arizona, Maricopa County, and to the process, jurisdiction and venue of the United States District Court for Arizona, for the purposes of suit, action or other proceedings arising out of or relating to this Note or the subject matter hereof brought by Holder and
(b) without limiting the generality of the foregoing, hereby waives and agrees not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that Maker is not personally subject to the jurisdiction of the above-named courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

                 It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event
(a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstance the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Holder's option, and
(4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the





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entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

                 In the event of any conflict or inconsistency between the provisions of this Note and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

                 This Note is an amendment and restatement of that certain Amended and Restated Promissory Note, dated as of September 29, 1995, by Maker to the order of Lender. This Note shall not constitute a waiver of any existing default or breach of a covenant, if any, and shall have no retroactive effect; provided, however, that any and all written waivers given heretofore are hereby extended to the date hereof.

                              PREFERRED EQUITIES CORPORATION, a
                              Nevada corporation
                              "Maker"



                              By:_______________________________________________
                                 Name:__________________________________________
                                 Its:___________________________________________


Federal Taxpayer Identification
Number:  88-0106662

Address:

4310 Paradise Road
Las Vegas, Nevada 89109
Attn:  President





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